UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 11, 2018

Defense Technologies International Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	99-0363802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2683 Via De La Valle, Suite G418, Del Mar, CA 92014
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms "company", "Defense Technologies," "DTII", "we," "us," "our" and similar terminology, reference Defense Technologies International Corp.

Item  3.03  Material Modification to Rights of Security Holders.

On December 11, 2018, the Defense Technologies Board of Directors unanimously resolved to revise the terms of the company's Series A and Series B Preferred Shares. Under the new terms, the conversion right of both Series A and B Preferred Shares was changed from the present ten (10) shares of DTII Common Stock for each one (1) share of Preferred Stock, to the new conversion right of five (5) shares of DTII Common Stock for each one (1) share of Preferred Stock. The revised conversion terms apply to all issued and outstanding Preferred Shares and to future issuances of Series A and Series B Preferred Stock. The Board has received the unanimous consent to the changed terms from each current Preferred shareholder.

As of the date hereof, there are issued and outstanding 2,925,369 shares of Series A Preferred Stock and 520,000 shares of Series B Preferred Stock. In addition to the conversion right, the Series A Preferred Shares have Common  Stock voting rights on the basis of 100 votes per each Series A Share. Series B shares carry no voting rights.

Item  8.01  Other Items.

DTII is announcing that it has entered into a service agreement with Integrity Media, whereby Integrity will become the company's investor relation agency of record for a three-month period. Under the terms of the agreement, Integrity will provide dedicated phone support and e-mail responses to shareholders and other interested parties. Integrity will also assist in preparing and distributing press releases, message board monitoring and general consulting and assistance in financial communication and market strategy.

Management believes that Integrity's services will assist in exposing DTII and its Passive Scanning Technology to the investing public. In consideration for its services, DTII will issue to Integrity shares of restricted DTII common stock.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: December 17, 2018	By: /s/ Merrill W. Moses
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer